UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a–12

ASPEN INSURANCE HOLDINGS LIMITED

(Name of Registrant as Specified In Its Charter)

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Endurance Specialty Holdings Responds to ISS Report

ISS Recommendations Do Not Provide Any Opinion on Merits of Endurance Offer to Acquire Aspen and Fail to Recognize the Deliberate Rejection of Fundamental Principles of Corporate Governance Continuously Demonstrated by the Aspen Board and Management

Future of Premium Transaction Now in Hands of Aspen Shareholders Who Should Support a Combination of Aspen and Endurance by Voting the WHITE Card Today or Risk Losing Substantial Premium Offer

PEMBROKE, Bermuda, July 14, 2014 – Endurance Specialty Holdings Ltd. (“Endurance”) (NYSE: ENH) today commented on the recommendations by proxy advisory service Institutional Shareholder Services (“ISS”) regarding its two shareholder proposals in connection with Endurance’s compelling premium offer to acquire Aspen Insurance Holdings Limited (“Aspen”) (NYSE: AHL).

John Charman, Chairman and Chief Executive Officer of Endurance, stated: “While we are disappointed by the ISS recommendations and strongly disagree with the positions taken, Aspen shareholders should note that the ISS report explicitly takes no position whatsoever on the merits of our offer and surprisingly ignores the substantial and fundamental issues of poor corporate governance continuously demonstrated by Aspen’s board and management, relying instead on questionable technical assessments of vote timing and mechanics. ISS fails to recognize that Endurance was forced to take the two proposals directly to Aspen shareholders because of the failure of Aspen’s board and management to enter into discussions with Endurance.

“The substance of the matter remains clear: Endurance’s offer provides immediate premium value for Aspen shares as opposed to an uncertain future led by a board of directors and a management team that have both historically underperformed and have shown themselves to be only interested in protecting their personal interests at the continuing expense of Aspen’s shareholders.

“Our position has not changed. Aspen shareholders deserve a voice in the future direction of their company and our two proposals give them just that. As the critical target date approaches, Aspen shareholders have at last been given the opportunity to stand up for their corporate governance rights and express their frustration with the entrenchment of their board and management. The refusal of the Aspen board and management to even discuss Endurance’s highly attractive offer serves as clear evidence that Aspen’s board and management only pay lip service to the interests of Aspen’s shareholders and are not interested in creating real value for them,” Mr. Charman continued.

“The ability to demand good corporate governance and effect change at Aspen is now in the hands of Aspen shareholders. We strongly encourage Aspen shareholders to vote for our shareholder proposals or risk losing all of the immediate benefits and opportunity for future value creation of our proposed transaction,” Mr. Charman concluded.

Endurance continues to urge Aspen shareholders to vote FOR its two proposals by signing, dating and returning the WHITE cards they have been mailed in order to make their voices heard. Endurance has set July 25, 2014 as the target date for voting on its two shareholder proposals:

•	To authorize the requisitioning of a special general meeting of Aspen shareholders to increase the size of Aspen’s board from 12 to 19 directors. If the proposal is approved at the special general meeting, a majority of Aspen’s directors will stand for election at Aspen’s 2015 annual general meeting, thereby giving Aspen shareholders the ability to hold their board directly accountable for their failure to be responsive to the best interests of the company’s true owners.

•	To authorize support of a court-ordered meeting of Aspen shareholders to consider and vote on a Scheme of Arrangement.

These proposals empower Aspen shareholders by providing the ability—not the obligation—to support Endurance’s highly attractive offer and strategic transaction.

Endurance’s offer of $49.50 per Aspen common share with a combination of 40% cash and 60% Endurance common shares (based on Endurance’s unaffected closing share price on April 11, 2014) represents a 19.5% premium to the highest unaffected share price Aspen’s board and management have ever achieved. What Aspen’s board and management have failed to ever achieve, Endurance’s offer is prepared to deliver today.

The vote of every Aspen shareholder is extremely important, no matter how many or how few shares they own. We urge Aspen shareholders to vote the WHITE card TODAY by signing, dating and returning the WHITE card in the postage-paid envelope provided.

We urge Aspen shareholders NOT to sign the blue revocation card that they may have received from Aspen. Instead, sign, date and return the WHITE card TODAY. Even if shareholders have already signed Aspen’s blue revocation card, they may revoke their previous revocation by signing, dating and returning the WHITE card.

In light of the upcoming July 25, 2014 target voting date, Aspen shareholders who have any questions or need assistance voting should contact the firm assisting Endurance with this solicitation, Georgeson Inc., at (877) 278-9672 (toll-free) or via email at enduranceaspen@georgeson.com.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, professional lines, property, and casualty and other specialty lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral, forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition of Aspen (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” “anticipate,” “seek,” “will,” “deliver” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995, except to the extent made in connection with Endurance’s exchange offer.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Additional risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether Endurance will be able to enter into or consummate the transaction on the terms set forth in the proposal, the risk that our or Aspen’s shareholders do not approve the transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, uncertainty as to whether Aspen shareholders tender into the exchange offer, uncertainty as to the actual premium of the Endurance share component of the proposal that will be realized by Aspen shareholders in connection with the transaction, competitive responses to the transaction, the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, the risk that the conditions to the closing of the transaction are not satisfied, costs and difficulties related to the integration of Aspen’s businesses and operations with Endurance’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in Aspen’s most recent reports on Form 10-K and Form 10-Q and other documents of Endurance and Aspen on file with the U.S. Securities and Exchange Commission (the “SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations.

Additional Information about the Proposed Transaction and Where to Find It

This press release relates to the offer commenced by Endurance to exchange each issued and outstanding common share of Aspen (together with associated preferred share purchase rights) for $49.50 in cash, 0.9197 Endurance common shares, or a combination of cash and Endurance common shares, subject to a customary proration mechanism. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, Aspen common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (including the Letter of Transmittal and Election and related documents and as amended from time to time, the “Exchange Offer Documents”) that Endurance has filed with the SEC. The Endurance exchange offer will be made only through the Exchange Offer Documents.

This press release is not a substitute for any other relevant documents that Endurance may file with the SEC or any other documents that Endurance may send to its or Aspen’s shareholders in connection with the proposed transaction. Endurance has sent to Aspen shareholders a solicitation statement with respect to the solicitation of (i) written requisitions that the board of directors of Aspen convene a special general meeting of Aspen’s shareholders to vote on an increase in the size of Aspen’s board of directors from 12 to 19 directors and (ii) Aspen shareholder support for the proposal of a scheme of arrangement by Endurance which will entail the holding of a court-ordered meeting of Aspen shareholders at which Aspen’s shareholders would vote to approve a scheme of arrangement under Bermuda law pursuant to which Endurance would acquire all of Aspen’s outstanding common shares on financial terms no less favorable than those contained in its acquisition proposal announced on June 2, 2014 (the “Solicitation Statement”).

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND THE SOLICITATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ENDURANCE HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Endurance at the Investor Relations contact below.

Participants in the Solicitation

Endurance and its directors and certain of its executive officers and employees may be deemed to be participants in any solicitation of shareholders in connection with the proposed transaction. Information about Endurance’s directors, executive officers and employees who may be deemed to be participants in the solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Solicitation Statement and Endurance’s proxy statement, dated April 9, 2014, for its 2014 annual general meeting of shareholders.

Additional Information

All references in this press release to “$” refer to United States dollars.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contacts:

Endurance Specialty Holdings Ltd.

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

Georgeson

Donna Ackerly and David Drake

Phone: 212 440 9837/9861

Email: dackerly@georgeson.com and ddrake@georgeson.com

Media Relations

Ruth Pachman and Thomas Davies

Kekst and Company

Phone: 212 521 4891/4873

Email: Ruth-Pachman@kekst.com and Tom-Davies@kekst.com

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